For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Chief Operating Officer	Vice President
Chief Financial Officer	Investor and Community Relations
Chico’s FAS, Inc.	Chico’s FAS, Inc.
(239) 274-4105	(239) 274-4797

Chico’s FAS, Inc. Announces Strategic Investment

     Fort Myers, FL – July 12, 2005 – Chico’s FAS, Inc. (NYSE: CHS) today announced another step in its plan to explore investments in companies offering significant future growth opportunities. Chico’s said the use of funds for these purposes is an appropriate corporate strategy given Chico’s current cash position. In this connection Chico’s is finalizing a $10 million purchase of a minority interest in lucy activewear. Chico’s will be entitled to one representative on the lucy board of directors.

     Founded in 1999, lucy activewear is a privately owned, Portland Oregon based specialty retailer currently operating 18 stores throughout the Western United States together with an established e-commerce website, www.lucy.com. The proceeds of the financing are intended to be used by lucy activewear to accelerate its store growth plan. Other major strategic investors in lucy activewear include Lone Pine Capital, Maveron LLC, Oak Investment Partners, and Sutter Hill Ventures.

     Scott A. Edmonds, President and Chief Executive Officer of Chico’s FAS, Inc., commented, “We are very pleased to have the opportunity to invest in lucy activewear. We expect to continue to evaluate possible investment opportunities that fit our strategic and financial objectives. Given the size of the lucy investment together with the future potential for the company, we think opportunities of this nature are important strategic uses of our cash. Like Chico’s, lucy shares an over-riding commitment to customer service and brand building. We are impressed with lucy’s management team and with lucy as an emerging brand in a growing product category.”

     BB&T Capital Markets acted as financial advisor to Chico’s in this transaction.

     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 705 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands, and Puerto Rico operating under the Chico’s, White House | Black Market, and Soma by Chico’s names. The Company owns 471 Chico’s front-line stores, 27 Chico’s outlet stores, 180 White House | Black Market front-line stores, 5 White House | Black Market outlet stores, and 10 Soma by Chico’s stores; franchisees own and operate 12 Chico’s stores.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line

A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section

Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section